Exhibit 99.1
Zoom Video Communications Reports Fourth Quarter and Fiscal Year 2024 Financial Results
•Fourth quarter total revenue of $1,146.5 million, up 2.6% year over year as reported and 2.7% in constant currency; full fiscal year total revenue of $4,527.2 million, up 3.1% year over year as reported and 3.8% in constant currency
•Fourth quarter Enterprise revenue of $667.3 million, up 4.9% year over year; full fiscal year Enterprise revenue of $2,619.3 million, up 8.7% year over year
•Fourth quarter operating cash flow of $351.2 million, up 66.0% year over year; full fiscal year operating cash flow of $1,598.8 million, up 23.9% year over year; full fiscal year operating cash flow margin of 35.3%
•Authorization to repurchase up to $1.5 billion of Zoom’s Class A common stock
San Jose, California – February 26, 2024 – Zoom Video Communications, Inc. (NASDAQ: ZM), a platform delivering limitless human connection, today announced financial results for the fourth quarter and fiscal year ended January 31, 2024.

"In FY24, we unveiled Zoom AI Companion, our generative AI digital assistant, aimed at boosting productivity, enhancing team effectiveness, and fostering skill development across the Zoom platform. We're committed to democratizing AI accessibility, offering it to all our customers regardless of business size, included at no extra charge with a paid license,” stated Eric S. Yuan, Zoom's founder and CEO. "Our team is dedicated to platform-wide innovation, introducing hundreds of new features, including those for Zoom Contact Center, which redefine the gold standard for customer experience. While delivering innovation for our customers, we also drove robust profitability and grew free cash flow, up 24.1% year over year to $1,471.9 million for the full fiscal year, representing a free cash flow margin of 32.5%.”
Fourth Quarter Fiscal Year 2024 Financial Highlights:
•Revenue: Total revenue for the fourth quarter was $1,146.5 million, up 2.6% year over year. After adjusting for foreign currency impact, revenue in constant currency was $1,147.9 million, up 2.7% year over year. Enterprise revenue was $667.3 million, up 4.9% year over year, and Online revenue was $479.2 million, down 0.5% year over year.
•Income (Loss) from Operations and Operating Margin: GAAP income from operations for the fourth quarter was $168.5 million, compared to GAAP (loss) from operations of $(129.9) million in the fourth quarter of fiscal year 2023. After adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, acquisition-related expenses, and restructuring expenses, non-GAAP income from operations for the fourth quarter was $443.7 million, compared to non-GAAP income from operations of $404.8 million in the fourth quarter of fiscal year 2023. For the fourth quarter, GAAP operating margin was 14.7% and non-GAAP operating margin was 38.7%.
•Net Income (Loss) and Diluted Net Income (Loss) Per Share: GAAP net income attributable to common stockholders for the fourth quarter was $298.8 million, or $0.95 per share, compared to GAAP net (loss) attributable to common stockholders of $(104.1) million, or $(0.36) per share in the fourth quarter of fiscal year 2023.
Non-GAAP net income for the fourth quarter was $444.0 million, after adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, (gains) losses on strategic investments, net, acquisition-related expenses, restructuring expenses, income tax benefits from discrete activities, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $1.42. In the fourth quarter of fiscal year 2023, non-GAAP net income was $366.6 million, or $1.22 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of January 31, 2024 was $7.0 billion.
•Cash Flow: Net cash provided by operating activities was $351.2 million for the fourth quarter, compared to $211.6 million in the fourth quarter of fiscal year 2023, up 66.0% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $332.7 million, compared to $183.3 million in the fourth quarter of fiscal year 2023, up 81.5% year over year.

Full Fiscal Year 2024 Financial Highlights:
•Revenue: Total revenue for the fiscal year was $4,527.2 million, up 3.1% year over year. After adjusting for foreign currency impact, revenue in constant currency was $4,561.3 million, up 3.8% year over year. Enterprise revenue was $2,619.3 million, up 8.7% year over year, and Online revenue was $1,907.9 million, down 3.8% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the fiscal year was $525.3 million, compared to GAAP income from operations of $245.4 million for fiscal year 2023. After adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, acquisition-related expenses, and restructuring expenses, non-GAAP income from operations for the fiscal year was $1,774.9 million, compared to non-GAAP income from operations of $1,579.1 million for fiscal year 2023. For the fiscal year, GAAP operating margin was 11.6% and non-GAAP operating margin was 39.2%.
•Net Income and Diluted Net Income Per Share: GAAP net income attributable to common stockholders for the fiscal year was $637.5 million, or $2.07 per share, compared to GAAP net income attributable to common stockholders of $103.7 million, or $0.34 per share for fiscal year 2023.
Non-GAAP net income for the fiscal year was $1,608.0 million, after adjusting for stock-based compensation expense and related payroll taxes, litigation settlements, net, (gains) losses on strategic investments, net, acquisition-related expenses, restructuring expenses, income tax benefits from discrete activities, undistributed earnings attributable to participating securities, and the tax effects on non-GAAP adjustments. Non-GAAP net income per share was $5.21. In fiscal year 2023, non-GAAP net income was $1,329.0 million, or $4.37 per share.
•Cash Flow: Net cash provided by operating activities was $1,598.8 million for the fiscal year, compared to $1,290.3 million for fiscal year 2023 up 23.9% year over year. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $1,471.9 million, compared to $1,186.4 million for fiscal year 2023 up 24.1% year over year.
Customer Metrics: Drivers of total revenue included acquiring new customers and expanding across existing customers. At the end of the fourth quarter of fiscal year 2024, Zoom had:
•approximately 220,400 Enterprise customers, up 3.5% year over year.
•a trailing 12-month net dollar expansion rate for Enterprise customers of 101%.
•3,810 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 9.8% from the same quarter last fiscal year.
•online average monthly churn of 3.0% for the fourth quarter, down 40 bps from the same quarter last fiscal year.
•Finally, at the end of the fourth quarter, the percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 74.2%, up 220 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its first quarter of fiscal year 2025 and its full fiscal year 2025.
•First Quarter Fiscal Year 2025: Total revenue is expected to be approximately $1.125 billion and revenue in constant currency is expected to be approximately $1.125 billion. Non-GAAP income from operations is expected to be between $410.0 million and $415.0 million. First quarter non-GAAP diluted EPS is expected to be between $1.18 and $1.20 with approximately 316 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2025: Total revenue is expected to be approximately $4.600 billion and revenue in constant currency is expected to be approximately $4.597 billion. Non-GAAP income from operations is expected to be between $1.720 billion and $1.730 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $4.85 and $4.88 with approximately 321 million non-GAAP weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.440 billion and $1.480 billion.
The EPS and share count figures do not include the impact from the share repurchase authorization discussed below.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Stock Repurchase Authorization: Zoom’s Board of Directors has authorized a stock repurchase program of up to $1.5 billion of Zoom’s outstanding Class A common stock.

Repurchases of Zoom’s Class A common stock may be effected, from time to time, either on the open market (including pre-set trading plans), in privately negotiated transactions, and other transactions in accordance with applicable securities laws.

The timing and the amount of any repurchased Class A common stock will be determined by Zoom's management based on its evaluation of market conditions and other factors. The repurchase program will be funded using Zoom's working capital. Any repurchased shares of Class A common stock will be retired. The repurchase program does not obligate Zoom to acquire any particular amount of Class A common stock, and the repurchase program may be suspended or discontinued at any time at Zoom’s discretion.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on February 26, 2024 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom is an all-in-one intelligent collaboration platform that makes connecting easier, more immersive, and more dynamic for businesses and individuals. Zoom technology puts people at the center, enabling meaningful connections, facilitating modern collaboration, and driving human innovation through solutions like team chat, phone, meetings, omnichannel cloud contact center, smart recordings, whiteboard, and more, in one offering. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more info at zoom.com.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the first quarter of fiscal year 2025 and full fiscal year 2025, Zoom’s market position, opportunities, and growth strategy, product initiatives, including Zoom AI Companion, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including inflation and market volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended October 31, 2023. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Restructuring expenses are expenses associated with a formal restructuring plan and may include employee notice period costs, severance payments, and other related expenses. Zoom excludes these restructuring expenses because they are distinct from ongoing operational costs and Zoom does not believe they are reflective of current and expected future business performance and operating results. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, restructuring expenses, gains/losses on strategic investments, net, litigation settlements, net, income tax benefits from discrete activities, undistributed earnings attributable to participating securities, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry.
Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations
investors@zoom.us

Zoom Video Communications, Inc.
Consolidated Balance Sheets
(In thousands)

	As of January 31,
	2024	2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,558,252	$1,086,830
Marketable securities	5,404,233	4,325,836
Accounts receivable, net	536,078	557,404
Deferred contract acquisition costs, current	208,474	223,250
Prepaid expenses and other current assets	219,182	163,092
Total current assets	7,926,219	6,356,412
Deferred contract acquisition costs, noncurrent	138,724	179,991
Property and equipment, net	293,704	252,821
Operating lease right-of-use assets	58,975	80,906
Strategic investments	409,222	398,992
Goodwill	307,295	122,641
Deferred tax assets	662,177	558,428
Other assets, noncurrent	133,477	177,874
Total assets	$9,929,793	$8,128,065
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,175	$14,414
Accrued expenses and other current liabilities	500,164	457,716
Deferred revenue, current	1,251,848	1,266,514
Total current liabilities	1,762,187	1,738,644
Deferred revenue, noncurrent	18,514	41,932
Operating lease liabilities, noncurrent	48,308	73,687
Other liabilities, noncurrent	81,378	67,195
Total liabilities	1,910,387	1,921,458

Stockholders’ equity:
Preferred stock	—	—
Common stock	307	294
Additional paid-in capital	5,228,756	4,104,880
Accumulated other comprehensive income (loss)	1,063	(50,385)
Retained earnings	2,789,280	2,151,818
Total stockholders’ equity	8,019,406	6,206,607
Total liabilities and stockholders’ equity	$9,929,793	$8,128,065

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the consolidated balance sheets was $124.8 million and $91.6 million as of January 31, 2024 and 2023, respectively.

Zoom Video Communications, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Revenue	$1,146,457	$1,117,803	$4,527,224	$4,392,960
Cost of revenue	276,307	294,354	1,077,801	1,100,451
Gross profit	870,150	823,449	3,449,423	3,292,509
Operating expenses:
Research and development	205,282	261,258	803,187	774,059
Sales and marketing	371,052	505,586	1,541,307	1,696,590
General and administrative	125,286	186,492	579,650	576,431
Total operating expenses	701,620	953,336	2,924,144	3,047,080
Income (loss) from operations	168,530	(129,887)	525,279	245,429
Gains (losses) on strategic investments, net	101,296	40,443	109,770	(37,571)
Other income, net	83,057	49,900	197,263	41,418
Income (loss) before provision for income taxes	352,883	(39,544)	832,312	249,276
Provision for income taxes	54,051	64,506	194,850	145,565
Net income (loss)	298,832	(104,050)	637,462	103,711
Undistributed earnings attributable to participating securities	—	—	—	(7)
Net income (loss) attributable to common stockholders	$298,832	$(104,050)	$637,462	$103,704

Net income (loss) per share attributable to common stockholders:
Basic	$0.98	$(0.36)	$2.12	$0.35
Diluted	$0.95	$(0.36)	$2.07	$0.34
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	305,822,936	292,983,772	300,748,162	296,560,501
Diluted	313,467,303	292,983,772	308,519,897	304,231,350

Zoom Video Communications, Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$298,832	$(104,050)	$637,462	$103,711
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	254,373	518,059	1,057,161	1,285,752
Deferred income taxes	(136,735)	(160,961)	(116,679)	(160,961)
Amortization of deferred contract acquisition costs	66,793	72,742	270,701	259,368
(Gains) losses on strategic investments, net	(101,296)	(40,443)	(109,770)	37,571
Depreciation and amortization	27,272	24,400	104,451	82,321
Provision for accounts receivable allowances	6,182	10,705	35,244	50,285
Unrealized foreign exchange losses (gains)	(11,022)	(27,618)	12,259	13,266
Non-cash operating lease cost	5,225	11,984	21,066	28,933
Amortization of discount/premium on marketable securities	(17,463)	(2,950)	(50,770)	1,206
Other	(2,419)	603	(7,670)	1,647
Changes in operating assets and liabilities:
Accounts receivable	(18,723)	6,175	53,270	(231,845)
Prepaid expenses and other assets	53,208	145,655	(71,247)	(18,066)
Deferred contract acquisition costs	(68,303)	(80,807)	(214,657)	(298,629)
Accounts payable	(2,158)	(12,950)	(4,416)	11,611
Accrued expenses and other liabilities	51,989	(95,861)	51,974	20,530
Deferred revenue	(48,637)	(46,924)	(46,719)	127,401
Operating lease liabilities, net	(5,893)	(6,171)	(22,824)	(23,839)
Net cash provided by operating activities	351,225	211,588	1,598,836	1,290,262
Cash flows from investing activities:
Purchases of marketable securities	(1,120,371)	(922,072)	(4,083,968)	(2,849,121)
Maturities of marketable securities	773,341	697,321	3,131,419	2,835,196
Sales of marketable securities	1,191	—	1,191	—
Purchases of property and equipment	(18,540)	(28,258)	(126,953)	(103,826)
Purchases of strategic investments	(17,727)	(4,000)	(70,527)	(69,050)
Proceeds from strategic investments	62,823	—	170,067	300
Cash paid for acquisition, net of cash acquired	—	—	(204,918)	(120,553)
Purchases of intangible assets	—	(700)	—	(11,268)
Net cash used in investing activities	(319,283)	(257,709)	(1,183,689)	(318,322)
Cash flows from financing activities:
Cash paid for repurchases of common stock	—	(9,225)	—	(1,000,003)
Proceeds from issuance of common stock for employee stock purchase plan	21,584	19,105	54,097	53,710
Proceeds from exercise of stock options	1,859	1,762	10,195	8,577
Proceeds from employee equity transactions to be remitted (remitted) to employees and tax authorities, net	791	103	(4,106)	774
Net cash provided by (used in) financing activities	24,234	11,745	60,186	(936,942)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	11,077	28,531	(10,196)	(8,108)
Net increase (decrease) in cash, cash equivalents, and restricted cash	67,253	(5,845)	465,137	26,890
Cash, cash equivalents, and restricted cash—beginning of year	1,498,127	1,106,088	1,100,243	1,073,353
Cash, cash equivalents, and restricted cash—end of year	$1,565,380	$1,100,243	$1,565,380	$1,100,243

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended January 31,		Year Ended January 31,
	2024	2023	2024	2023
GAAP income (loss) from operations	$168,530	$(129,887)	$525,279	$245,429
Add:
Stock-based compensation expense and related payroll taxes	262,754	520,951	1,076,212	1,301,663
Litigation settlements, net	—	—	52,500	(4,226)
Acquisition-related expenses	12,465	13,768	47,904	36,218
Restructuring expenses	—	—	72,993	—
Non-GAAP income from operations	$443,749	$404,832	$1,774,888	$1,579,084
GAAP operating margin	14.7%	(11.6)%	11.6%	5.6%
Non-GAAP operating margin	38.7%	36.2%	39.2%	35.9%

GAAP net income (loss) attributable to common stockholders	$298,832	$(104,050)	$637,462	$103,704
Add:
Stock-based compensation expense and related payroll taxes	262,754	520,951	1,076,212	1,301,663
Litigation settlements, net	—	—	52,500	(4,226)
(Gains) losses on strategic investments, net	(101,296)	(40,443)	(109,770)	37,571
Acquisition-related expenses	12,465	13,768	47,904	36,218
Restructuring expenses	—	—	72,993	—
Income tax benefits from discrete activities	(8,272)	—	(8,272)	—
Undistributed earnings attributable to participating securities	—	—	—	7
Tax effects on non-GAAP adjustments	(20,512)	(23,672)	(161,006)	(145,926)
Non-GAAP net income	$443,971	$366,554	$1,608,023	$1,329,011

Net (loss) income per share - basic and diluted:
GAAP net income (loss) per share - basic	$0.98	$(0.36)	$2.12	$0.35
Non-GAAP net income per share - basic	$1.45	$1.25	$5.35	$4.48
GAAP net income (loss) per share - diluted	$0.95	$(0.36)	$2.07	$0.34
Non-GAAP net income per share - diluted	$1.42	$1.22	$5.21	$4.37

GAAP and non-GAAP weighted-average shares used to compute net income (loss) per share - basic	305,822,936	292,983,772	300,748,162	296,560,501
GAAP weighted-average shares used to compute net income (loss) per share - diluted	313,467,303	292,983,772	308,519,897	304,231,350
Non-GAAP weighted-average shares used to compute net income per share - diluted	313,467,303	301,143,279	308,519,897	304,231,350

Net cash provided by operating activities	$351,225	$211,588	$1,598,836	$1,290,262
Less: Purchases of property and equipment	(18,540)	(28,258)	(126,953)	(103,826)
Free cash flow (non-GAAP)	332,685	183,330	1,471,883	1,186,436
Net cash used in investing activities	$(319,283)	$(257,709)	$(1,183,689)	$(318,322)
Net cash provided by financing activities	$24,234	$11,745	$60,186	$(936,942)
Operating cash flow margin (GAAP)	30.6%	18.9%	35.3%	29.4%
Free cash flow margin (non-GAAP)	29.0%	16.4%	32.5%	27.0%

	Three Months Ended January 31,		Year Ended January 31,
	2024		2024
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,146,457	2.6%	$4,527,224	3.1%
Add: Constant currency impact	1,473	0.1%	34,064	0.7%
Revenue in constant currency (non-GAAP)	$1,147,930	2.7%	$4,561,288	3.8%